                                                                     EXHIBIT  11


                   MERRILL LYNCH & CO., INC. AND SUBSIDIARIES
                   ------------------------------------------
                    COMPUTATION OF PER COMMON SHARE EARNINGS
                    ----------------------------------------
                    (In Thousands, Except Per Share Amounts)

                                                    For the Three Months
                                                            Ended
                                                  -------------------------
                                                   April 1,     March 26,
                                                   1994 (A)    1993(A)(B)
                                                  ----------  -------------

Primary:
Earnings before cumulative effect of
   change in accounting principle...............   $371,759    $342,386
Cumulative effect of change
   in accounting principle......................          -     (35,420)
                                                   --------    --------
Net earnings....................................    371,759     306,966
Remarketed Preferred stock dividends............     (1,336)     (1,396)
                                                   --------    --------
Net earnings applicable to common stockholders..   $370,423    $305,570
                                                   ========    ========

Weighted average shares outstanding:
   Common stock.................................    202,774     208,674
   Assuming issuance of shares relating to
    employee incentive plans....................     17,859      17,240
                                                   --------    --------
Total shares....................................    220,633     225,914
                                                   ========    ========

Per common share amounts:
   Earnings before cumulative effect of
    change in accounting principle..............   $   1.68    $   1.51
   Cumulative effect of change
    in accounting principle.....................          -       (0.16)
                                                   --------    --------
Net earnings....................................   $   1.68    $   1.35
                                                   ========    ========

Fully diluted:
Earnings before cumulative effect of
   change in accounting principle...............   $371,759    $342,386
Cumulative effect of change
   in accounting principle......................          -     (35,420)
                                                   --------    --------
Net earnings....................................    371,759     306,966
Remarketed Preferred stock dividends............     (1,336)     (1,396)
                                                   --------    --------
Net earnings applicable to common stockholders..   $370,423    $305,570
                                                   ========    ========

Weighted average shares outstanding:
   Common stock.................................    202,774     208,674
   Assuming issuance of shares relating to
    employee incentive plans....................     17,859      17,240
                                                   --------    --------
Total shares....................................    220,633     225,914
                                                   ========    ========

Per common share amounts:
   Earnings before cumulative effect
    of change in accounting principle...........   $   1.68    $   1.51
   Cumulative effect of change
    in accounting principle.....................          -       (0.16)
                                                   --------    --------
Net earnings....................................   $   1.68    $   1.35
                                                   ========    ========

(A) In accordance with Accounting Principles Board Opinion No. 15, the modified treasury stock method was used to calculate per common share earnings.

(B) 1993 results have been restated to reflect the adoption of Statement of Financial Accounting Standards No. 112.